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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

                            FPL GROUP CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)

          Florida                                                 71-620898
(State of incorporation or                                    (I.R.S. Employer
       organization)                                         Identification No.)

                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000
                         (Address of principal executive
                          offices, including zip code)

                         -------------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class              Name of each exchange on which
            to be so registered             each class is to be so registered
            -------------------             ---------------------------------
     5 7/8% Preferred Trust Securities           New York Stock Exchange
        (liquidation amount $25 per
         Preferred Trust Security)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statement file numbers to which this form relates: 333-102173, 333-102173-01, 333-102173-02 and 333-102173-03.

     Securities to be registered pursuant to Section 12(g) of the Act: None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

       Thomas R. McGuigan, P.A.                 Robert J. Reger, Jr., Esq.
       Steel Hector & Davis LLP                  Thelen Reid & Priest LLP
     200 South Biscayne Boulevard                    875 Third Avenue
              Suite 4000                         New York, New York 10022
         Miami, Florida 33131                         (212) 603-2000
            (305) 577-7000


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.
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     The class of securities to be registered hereby is the Preferred Trust
Securities of FPL Group Capital Trust I, a Delaware statutory trust.

     For a description of the Preferred Trust Securities, reference is made to
(i) Registration Statement Nos. 333-102173, 333-102173-01, 333-102173-02 and
333-102173-03, as amended ("Registration Statement No. 333-102173"), on Form S-3 originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), on December 23, 2002, and (ii) the form of prospectus included in the Registration Statement, and the prospectus supplement for the Preferred Trust Securities dated March 3, 2004 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on March 5, 2004, which description is incorporated herein by reference.

Item 2. Exhibits.
        --------

        Exhibit        Description
        -------        -----------

        1. Certificate of Trust of FPL Group Capital Trust I (incorporated herein by reference to Exhibit 4(ag) to Registration Statement No. 333-102173).

        2. Trust Agreement of FPL Group Capital Trust I (incorporated herein by reference to Exhibit 4(ag) to Registration Statement No. 333-102173).

        3. Form of Amended and Restated Trust Agreement of FPL Group Capital Trust I (incorporated herein by reference to Exhibit 4(ai) to Registration Statement No. 333-102173).

        4. Form of Indenture (For Unsecured Subordinated Debentures relating to Trust Securities) of FPL Group Capital (incorporated herein by reference to Exhibit 4(aj) to Registration Statement No. 333-102173).

        5. Form of Officer's Certificate relating to Junior Subordinated Debentures, including form of Junior Subordinated Debentures (incorporated herein by reference to Exhibit 4(ak) to Registration Statement No. 333-102173).

        6. Form of Preferred Trust Securities Guarantee Agreement relating to the Preferred Trust Securities (incorporated herein by reference to Exhibit 4(al) to Registration Statement No. 333-102173)

        7. Form of Agreement as to Expenses and Liabilities relating to the Trust (incorporated herein by reference to Exhibit D of Exhibit 4(ai) to Registration Statement No. 333-102173).

        8. Form of Preferred Trust Securities (incorporated herein by reference to Exhibit C of Exhibit 4(ai) to Registration Statement No. 333-102173)


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 12, 2004                       FPL GROUP CAPITAL TRUST I


                                              By: /s/ Paul I. Cutler
                                                  -----------------------------
                                                  Name:  Paul I. Cutler
                                                  Title: Administrative Trustee


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